                                                                     Exhibit 1.3

                            NATURAL GOLF CORPORATION


                                2,500,000 Shares


                           SELECTED DEALERS AGREEMENT



                                               October ____, 2003


Dear Sirs,

     The several underwriters set forth in the Prospectus dated October ____, 2003 (the "Underwriters") for whom Gilford Securities Incorporated has agreed to act as Representative (the "Representative"), have agreed to purchase, subject to the terms and conditions set forth in the Underwriting Agreement referred to in the Prospectus, an aggregate of 2,500,000 shares of Common Stock, without par value (the "FIRST SHARES") of Natural Golf Corporation (the "COMPANY"), and up to 375,000 additional shares of Common Stock (the "OVER-ALLOTMENT SHARES"), pursuant to an option granted by the selling shareholders for the purpose of covering over-allotments (said First Shares, plus any of said Over-Allotment Shares purchased upon exercise of the option, being herein collectively called the "SHARES"). The Shares and the terms upon which they are to be offered for sale by the Underwriters are more particularly described in the Prospectus.

     1. The Shares are to be offered to the public by the Underwriters at a price of $5.00 per Share (herein called the "PUBLIC OFFERING PRICE"), and in accordance with the terms of the offering set forth in the Prospectus.

     2. The Underwriters are offering, subject to the terms and conditions hereof, a portion of the Shares for sale to certain dealers which are members of the National Association of Securities Dealers, Inc. (the "NASD") and agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and to foreign dealers or institutions ineligible for membership in said Association which agree (a) not to resell Shares (i) to purchasers located in, or to persons who are nationals of, the United States of America or (ii) when there is a public demand for the Shares to persons specified as those to whom members of said Association participating in a distribution may not sell; and (b) to comply, as though such foreign dealer or institution were a member of such Association, with Rules 2730 and 2750 of the NASD Conduct Rules (such dealers and institutions agreeing to purchase Shares hereunder being hereinafter referred to as "SELECTED DEALERS") at the Public Offering Price less a selling concession of $.____ per Share, payable as hereinafter provided. The Underwriters may be included among the Selected Dealers.

     3. The Representative shall act as your representative under this Agreement and shall have full authority to take such action as it may deem advisable in respect to all matters pertaining to the public offering of the Shares.

     4. If you desire to purchase any of the Shares, your application should reach us promptly by telephone or facsimile at our office, and we will use our best efforts to fill the same. We reserve the right to reject all subscriptions in whole or in part, to make allotments and to close the subscription books at any time without notice. The Shares allotted to you will be confirmed, subject to the terms and conditions of this Selected Dealers Agreement (the "AGREEMENT").

     5. The privilege of purchasing the Shares is extended to you by the Underwriters only if it may lawfully sell the Shares to dealers in your state.

     6. Any of the Shares purchased by you under the terms of this Agreement may be immediately re-offered to the public in accordance with the terms of the offering set forth herein and in the Prospectus, subject to the securities laws of the various states. Neither you nor any other person is or has been authorized to give any information or to make any representations in connection with the sale of Shares other than as contained in the Prospectus.

     7. This Agreement will terminate when we shall have determined that the public offering of the Shares has been completed and upon telephonic or facsimile notice to you of such termination, but, if not previously terminated, this Agreement will terminate at the close of business on the 20th full business day after the date hereof; provided, however, that we shall have the right to extend this Agreement for an additional period or periods not exceeding twenty
(20) full business days in the aggregate upon telephonic or facsimile notice to you. Promptly after the termination of this Agreement there shall become payable to you the selling concession on all Shares which you shall have purchased hereunder and which shall not have been purchased or contracted for (including certificates issued upon transfer) by us, in the open market or otherwise (except pursuant to Section 10 hereof), during the terms of this Agreement for the account of the Underwriters.

     8. For the purpose of stabilizing the market in the Shares of the Company, we have been authorized to make purchases and sales thereof, in the open market or otherwise, and, in arranging for sale of the Shares, to over-allot.

     9. You agree to advise us from time to time, upon request, prior to the termination of this Agreement, of the number of Shares purchased by you hereunder and remaining unsold at the time of such request, and, if in our opinion any such Shares shall be needed to make delivery of the Shares sold or over-allotted for the account of the Underwriters, you will, forthwith upon our request, grant to us, or such party as we determine for, our account the right, exercisable promptly after receipt of notice from you that such right has been granted, to purchase, at the Public Offering Price less the selling concession as we shall determine, such number of Shares owned by you as shall have been specified in our request.

     10. On becoming a Selected Dealer and in offering and selling the Shares, you agree to comply with all applicable requirements of the Securities Act of 1933, as amended (the "ACT"), the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the NASD's Conduct Rules.

     11. Upon application, you will be informed as to the jurisdictions in which we have been advised that the Shares have been qualified for sale under the respective securities or blue sky laws of such jurisdictions, but we assume no obligation or responsibility as to the right of any Selected Dealer to sell the Shares in any jurisdiction or as to any sale therein.

     12. Additional copies of the Prospectus will be supplied to you in reasonable quantities upon request.

     13. It is expected that public advertisement of the Shares will be made on the first day after the effective date of the Registration Statement. Twenty-four hours after such advertisement shall have appeared but not before, you will be free to advertise at your own expense, over your own name, subject to any restrictions of local laws, but your advertisement must conform in all respects to the requirements of the Act, and we will not be under any obligation or liability in respect of your advertisement.

     14. No Selected Dealer is authorized to act as our agent or to make any representation as to the existence of an agency relationship or otherwise to act on our behalf in offering or selling the Shares to the public.

     15. We shall not be under any liability for or in respect of the value, validity or form of the certificates for the Shares, or delivery of the certificates for the Shares, or the performance by anyone of any agreement on his part, or the qualification of the Shares for sale under the laws of any jurisdiction, or for or in respect of any matter connected with this Agreement, except for lack of good faith and for obligations expressly assumed by us in this Agreement. The foregoing provisions shall be deemed a waiver of any liability imposed under the Act.

     16. Payment for the Shares sold to you hereunder is to be made at the Public Offering Price, on or about ___________, 2003, or such later date as we may advise, by wire transfer to Gilford Securities Incorporated, in current New York Clearing House funds at such place as we shall specify on one day's notice to you against delivery of certificates for the Shares.

     17. Notice to us should be addressed to us at our office, as follows, Gilford Securities Incorporated, 850 Third Avenue, Suite 1400, New York,
New York 10022, Attention: Vice President - Corporate Finance. Notices to you shall be deemed to have been duly given if telefaxed or mailed to you at the address to which this letter is addressed.

     18. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the IN PERSONAM jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of IN PERSONAM jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

     19. If you desire to act as a Selected Dealer, please confirm your application by signing and returning to us your confirmation on the duplicate copy of the Selected Dealer Letter enclosed herewith, even though you may have previously advised us thereof by telephone, letter or telegraph. Our signature hereon may be by facsimile.


                                    Very truly yours,


                                    GILFORD SECURITIES INCORPORATED


                               By:
                                    -------------------------------------
                                    Authorized Officer
                                    For Itself and on Behalf of the Underwriters

                             SELECTED DEALER LETTER

Gilford Securities Incorporated
 As Representative of the Several Underwriters
850 Third Avenue, Suite 1400
New York, New York 10022
Attention: Vice President - Corporate Finance

     We hereby request to become a Selected Dealer in the public offering of the Shares of Natural Golf Corporation in accordance with the terms and conditions stated in the foregoing Selected Dealers Agreement and this Selected Dealer letter. We hereby acknowledge receipt of the Prospectus referred to in the Selected Dealers Agreement and Selected Dealer letter. We further state that in seeking purchasers for said Shares we have relied upon said Prospectus and upon no other statement whatsoever, whether written or oral. We confirm that we are a dealer actually engaged in the investment banking or securities business and that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); or (ii) a dealer with its principal place of business located outside the United States, its territories and its possessions and not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended, who hereby agrees not to make any sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein. As a member of the NASD, we hereby agree to comply with all of the provisions of NASD Conduct Rules. If we are a foreign Selected Dealer, we agree to comply with the provisions of Rule 2740 of the NASD Conduct Rules, and if we are a foreign dealer and not a member of the NASD, we agree to comply with the NASD's interpretation with respect to free-riding and withholding, and agree to comply, as though we were a member of the NASD, with provisions of Rules 2730 and 2750 of the NASD Conduct Rules, and to comply with Rule 2420 of the NASD Conduct Rules as that Rule applies to non-member foreign dealers.


                                    Firm:
                                         ---------------------------------------


                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    Address:
                                            ------------------------------------


                                    --------------------------------------------

                                    Telephone No:
                                                 -------------------------------


Dated:
      ----------------------------